UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

VICTORY EAGLE RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-119546
(Commission File Number)

N/A
(IRS Employer Identification No.)

1559 Rupert Street, North Vancouver, BC V7J 1G3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 778-883-6007

Item 1.01. Entry into Material Definitive Agreement

On October 8, 2007, we entered into a Property Option Agreement with Universal Resources Ltd. Under the terms of the agreement, we have received an exclusive option to acquire an undivided 100% interest in the mining claim known as the Universal Property situated in central British Columbia. In consideration of the option, we have issued 45,000 common shares to Universal. In addition, we will expend $75,000 in exploration and property development in the first year.

Item 3.02 Unregistered Sales of Equity Securities.

On October 8, 2007 we issued 45,000 common shares to Universal Resources Ltd. to earn a 100% interest in the Universal Property under the Option Agreement described above.

Item 9.01. Exhibits and Financial Statements

10.1 Property Option Agreement between our company and Universal Resources Ltd. dated October 8, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2007

VICTORY EAGLE RESOURCES CORP.

/s/ Ludvik Rolin
Ludvik Rolin,
President & Director

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